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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-44617, 333-72523, 333-44314, 333-56688,
333-58838, 333-87594 and 333-101087), on Form S-4 (Nos. 333-56020 and
333-109209) and on Form S-8 (Nos. 333-30963, 333-30965, 333-61721, 333-45228,
333-45230, 333-84592 and 333-111320) of PLATO Learning, Inc. of our report dated December 3, 2003, except as to Note 18, which is as of December 17, 2003 relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.




Minneapolis, Minnesota
January 27, 2004